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                                                                   EXHIBIT 10.12

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of March 30, 1999 by and between Sun Communities Operating Limited Partnership, a Michigan limited partnership ("Lender"), whose address is 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334, and BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation ("Borrower"), whose address is 260 East Brown Street, Suite 200, Birmingham, Michigan 48009.

                                    RECITAL:

         A. Borrower has requested from Lender, and Lender has agreed to make the loan described below (the "Loan") to Borrower, in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1.   LOAN. Lender will make the following Loan to Borrower:

Type of Loan          Interest Rate           Note Amount               Maturity
------------          -------------           -----------               --------

Line of Credit        235 basis points        $10,000,000               Demand
                      over LIBOR


The Loan and any amendments, extensions, renewals, or refinancing thereof are subject to this Agreement.

         2. LINE OF CREDIT DEMAND LOAN. Provided that no Event of Default exists and no Event of Default will be caused by any draw under the Loan, Lender agrees to loan to Borrower, from time to time upon not less than fifteen (15) days written notice to Lender, up to the aggregate principal amount of $10,000,000 (the "Line of Credit Loan"), in increments at the discretion of Lender. Lender's obligation to make any advance to Borrower under the Loan and the Note shall automatically suspend upon any earlier occurrence of an Event of Default unless and until waived by Lender in writing. Lender may, in its sole discretion, refuse to make advances or readvances for any reason whatsoever.

         3. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, all of which representations and warranties shall be continuing until the Loan is fully paid and Borrower's obligations under this Agreement and the Related Documents are fully performed, as follows:

              A. Borrower's Existence and Authority. Borrower is a Michigan corporation, the person executing this Agreement has full power and complete authority to execute this Agreement and all Related Documents, and this Agreement and the Related Documents are valid, binding and enforceable against Borrower.

              B. Financial Information. All financial information provided to Lender has been prepared and will continue to be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fully and fairly presents the financial condition of Borrower as of the date or for the operating period thereof. There has been no material adverse change in Borrower's business, property, or financial condition since the date of Borrower's latest Financial Statements provided to Lender.


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              C. No Litigation/No Misrepresentations. There are no civil or criminal proceedings pending before any court, government agency, arbitration panel, or administrative tribunal or, to Borrower's knowledge, threatened against Borrower, which may result in any material adverse change in the business, property, or financial condition of Borrower. All representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

         4. AFFIRMATIVE COVENANTS. As of the date of this Agreement and continuing until all of Borrower's obligations under this Agreement and the Related Documents are fully performed and until the Loan is fully repaid to Lender, Borrower shall at all times comply with the following covenants:

              A. Notice of Adverse Events. Borrower shall promptly notify Lender in writing of any litigation, indictment, governmental proceeding, default, or any other occurrence which may have a material adverse effect on Borrower's business, property or financial condition.

              B. Maintain Business Existence and Operations. Borrower shall do all things necessary to keep in full force and effect Borrower's corporate existence and continue its business as presently conducted.

              C. General Compliance with Law. Borrower shall at all times operate its business in strict compliance with all applicable Federal, State, and local laws, ordinances and regulations, and refrain from engaging in any civil or criminal activity proscribed by Federal, State or local law.

         5. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

              A. Failure to Pay Amounts Due. Any principal or interest under the
         Note is not paid when due.

              B. Insecurity. Lender deems itself insecure believing that the prospect of payment of the Loan is impaired.

              C. Misrepresentations; False Financial Information. Any statement, warranty or representation of Borrower in connection with or contained in this Agreement, the Related Documents, or any Financial Statements now or hereafter furnished to Lender by or on behalf of Borrower, is false or misleading.

              D. Noncompliance with Loan Agreements. Borrower breaches any covenant, term, condition or agreement stated in this Agreement or the Related Documents.

              E. Cessation/Termination of Existence. Borrower shall cease doing business or Borrower's existence is terminated by sale, dissolution, merger or otherwise.

              F. Bankruptcy or Receivership. Any conveyance is made of substantially all of Borrower's assets, any assignment is made for the benefit of creditors, any receiver is appointed, or any insolvency, liquidation or reorganization proceeding under the Bankruptcy Code or otherwise shall be filed by or against Borrower.

              G. Attachments; Tax Liens. Any attachment, execution, levy, forfeiture, tax lien or similar writ or process is issued against any property of Borrower.

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              H. Material Adverse Change. Any material adverse change occurs or is imminent the effect of which would be to substantially diminish Borrower's financial condition, business, or the ability to perform its agreements with Lender.

              I. Other Lender Default. Any other indebtedness to Lender or any other creditor (including, without limitation, Financial Institutions (as defined below)) becomes due and remains unpaid after acceleration of the maturity or after the stated maturity.

         6.   REMEDIES ON DEFAULT.

              A. Acceleration Set-Off. Upon the occurrence of any Event of Default, Lender may, at Lender's option, declare the Loan to be immediately due and payable. The foregoing shall not in any way impair Lender's right to demand repayment under the terms of the Note.

              B. Remedies; No Waiver. The remedies provided in this Agreement are cumulative and not exclusive, and Lender may exercise any remedies available to it at law, in equity, and as are provided in this Agreement, and any other written agreement between Borrower and Lender. No delay or failure of Lender in exercising any right, remedy, power, or privilege under this Agreement or the Related Documents shall affect that right, remedy, power or privilege, nor shall any single or partial exercise preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Lender to demand strict adherence to the terms of this Agreement or the Related Documents shall be deemed to constitute a course of conduct inconsistent with Lender's right at any time, before or after any Event of Default, to prospectively demand strict adherence to the terms of this Agreement and the Related Documents.

         7.   MISCELLANEOUS.

              A. Compliance with Lender Agreements. Borrower acknowledges that Borrower has read and understands this Agreement, the Related Documents, and all other written agreements between Borrower and Lender, and Borrower agrees to fully comply with all of the agreements.

              B. Further Action. Borrower agrees, from time to time, upon Lender's request to make, execute, acknowledge, and deliver to Lender, such further and additional instruments, documents, and agreements, and to take such further action as may be required to carry out the intent and purpose of this Agreement and prompt repayment of the Loan.

              C. Governing Law/Partial Illegality. This Agreement and the Related Documents shall be interpreted and the rights of the parties determined under the laws of the State of Michigan. Should any part, term, or provision of this Agreement be adjudged illegal or in conflict with any law of the United States of America or State of Michigan, the validity of the remaining portion or provisions of the Agreement shall not be affected.

              D. Writings Constitute Entire Agreement; Modifications Only in Writing. This Agreement together with all other written agreements between Borrower and Lender, including, without limitation, the Related Documents, constitute the entire agreement of the parties and there are no other agreements, express or implied. None of the parties shall be bound by anything not expressed in writing, and neither this Agreement nor the Related Documents can be modified except by a writing executed by Borrower and by Lender. This Agreement shall inure to the benefit of and shall be

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         binding upon all of the parties to this Agreement and their respective successors and assigns; provided however, that Borrower cannot assign or transfer its rights or obligations under this Agreement without Lender's prior written consent.

              E. Headings. All section and paragraph headings in this Agreement are included for reference only and do not constitute a part of this Agreement.

              F. Term of Agreement. This Agreement shall continue in full force and effect until all of Borrower's obligations to Lender are fully satisfied and the Loan is fully repaid.

         8. DEFINITIONS. The following words shall have the following meanings in this Agreement:

              A. "Event of Default" shall mean any of the events described in
         Section 5 of this Agreement or in the Related Documents.

              B. "Financial Institution" shall mean any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"), savings and loan association or other institution as defined in section 3(a)(5) (A) of the Act, insurance company as defined in section 2(13) of the Act, or investment banking firm.

              C. "Financial Statements" shall mean all balance sheets, income statements, and other financial information which have been, are now, or in the future are furnished to Lender.

              D. "LIBOR" shall mean the rate as quoted by the Dow Jones Telerate System "LIBO Page" report of such interest rates as determined by Reuter's News Service.

              E. "Note" shall mean that certain $10,000,000 demand promissory note from Borrower to Lender, in the form attached hereto as Exhibit A.

              F. "Related Documents" shall mean any and all documents, promissory notes, and agreements executed in connection with this Agreement. The term shall include documents existing before, at the time of execution of, and documents executed concurrent with or after the date of, this Agreement.

             [The remainder of this page intentionally left blank.]

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         IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first written above.



                                  BORROWER:

                                  BINGHAM FINANCIAL SERVICES CORPORATION, a
                                  Michigan corporation


                                  By:
                                      ------------------------------------------
                                        Ronald A. Klein
                                  Its:  Chief Executive Officer


                                  LENDER:

                                  SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership


                                  By:
                                      ------------------------------------------
                                        Sun Communities, Inc., a Maryland
                                        corporation
                                  Its:  General Partner


                                  By:
                                      ------------------------------------------
                                        Gary A. Shiffman
                                  Its:  President



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